                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-3 of Tyco International Ltd. and Tyco International Group S.A. of our report dated November 21, 1997, on our audits of the consolidated financial statements and consolidated financial statement schedule at September 30, 1997 and December 31, 1996, and for the nine months ended September 30, 1997, and the years ended December 31, 1996 and December 31, 1995, which report is included in Tyco's Annual Report on Form 10-K for the year ended September 30, 1997, of our report dated November 21, 1997, except as to the information presented in Note 25(b) for which the date is April 21, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule at September 30, 1997 and December 31, 1996 and for the nine months ended September 30, 1997 and the years ended December 31, 1996 and December 31, 1995 which report is included in Tyco's Current Report on Form 8-K filed April 23, 1998, of our report dated October 23, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule at September 30, 1998 and 1997, and for the year ended September 30, 1998, the nine months ended September 30, 1997 and the year ended December 31, 1996, which report is included in Tyco's Annual Report on Form 10-K for the year ended September 30, 1998, and of our report dated November 23, 1998, on our audits of the combination of the historical consolidated financial statements and consolidated financial statement schedule of Tyco International Ltd. and United States Surgical Corporation after restatement for the pooling of interests as described in Note 1 to the supplemental consolidated financial statements, which report is included in Tyco's Current Report on Form 8-K filed December 10, 1998. We also consent to the reference to the firm under the caption "Experts."

                                          PricewaterhouseCoopers

Hamilton, Bermuda
January 7, 1999